United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 23, 2016

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Colin Dyer as Chief Executive Officer

On August 24, 2016, Jones Lang LaSalle Incorporated (the “Company”) announced that Colin Dyer has chosen to retire from the Company on December 31, 2016 and step down from his role as the Company’s Chief Executive Officer on September 30, 2016 after 12 years of service to the Company as its principal executive officer.

Mr. Dyer will then serve as a part-time consultant to the Company through December 31, 2017. He intends to remain a member of the Board of Directors (the “Board”) of the Company until the Annual Meeting of Shareholders in May, 2017, at which time he does not intend to stand for re-election to the Board.

Mr. Dyer’s retirement is not related to any disagreement between him and the Company regarding its operations, policies or practices.

Appointment of Christian Ulbrich as Successor Chief Executive Officer

In addition, on August 24, 2016, the Company announced that Christian Ulbrich, who is currently the Company’s President and a member of the Board, will succeed Mr. Dyer as the Company’s Chief Executive Officer and principal executive officer, effective October 1, 2016. Mr. Ulbrich will retain his title as President of the Company and will remain a member of the Board. He will also chair the Global Executive Board (the “GEB”), the Company’s most senior internal management committee.

Mr. Ulbrich joined the Company in 2005 as Managing Director of the Company’s German business and held the role of EMEA CEO since 2009 before being named President earlier this year. Before joining the Company, Mr. Ulbrich was the Chief Executive Officer of the HIH group of companies headquartered in Hamburg, Germany and part of M.M. Warburg Bank. For the ten years prior to that, he held various positions within German and international banks. Mr. Ulbrich is a member of the board of directors of Vonovia SE, Germany’s largest residential real estate company. He has a Diplom Kaufmann degree in Business Administration from the University of Hamburg.
There is no arrangement or understanding with any other person pursuant to which Mr. Ulbrich was selected to serve as the Company’s President and Chief Executive Officer or a member of the Board, and there are no family relationships between Mr. Ulbrich and any director or executive officer of the Company. Additionally, there are no transactions between the Company and Mr. Ulbrich that would be required to be reported under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Dyer’s retirement and Mr. Ulbrich’s promotion is attached as Exhibit 99.1 and is incorporated herein by reference.
Retirement Agreement with Mr. Dyer
In order to facilitate the transition of Mr. Dyer’s responsibilities and the Company’s overall leadership succession, the Compensation Committee of the Board (the “Committee”) has approved a retirement letter agreement between the Company and Mr. Dyer (the “Retirement Agreement”).

In the Retirement Agreement, Mr. Dyer has agreed to:

•	Remain in his current Chief Executive Officer role through September 30, 2016;

•	Continue as a full-time employee of the Company through December 31, 2016, in order to provide transition services, on which date he will retire;

•	Provide part-time consulting services through December 31, 2017;

•	Not solicit clients or employees of the Company through March 31, 2018; and

•	Not accept employment with, or serve as a board member for, certain specified firms through March 31, 2018.
The Board has requested that Mr. Dyer remain a member of the Board through the time of the Annual Meeting of Shareholders in May, 2017, which Mr. Dyer has indicated it is his present intention to do.

In consideration for his agreements, Mr. Dyer:

•	Will continue to receive his current annual base salary of $750,000 through December 31, 2016;

•	Will be eligible to receive his 2016 target annual incentive bonus under the GEB Annual Incentive Plan of $5,920,000 by March 15, 2017;

•	Will be eligible to receive his 2016 target payment of $3,013,000 in cash under the Company’s GEB 2015-2020 Long-Term Incentive Compensation Program (the “GEB LTIP”);

•	Will receive $80,000 for his continued service on the Board;

•	For his non-competition obligations, will receive $1,000,000 promptly after October 1, 2016; and

•	For his consulting obligations as an independent contractor, will receive $750,000, payable in 4 equal installments of $187,500 after the end of each calendar quarter in 2017.
In addition, all previously awarded but unvested cash and restricted stock units will continue to vest according to their original vesting schedules.
The above summary of the Retirement Agreement is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Additional information about the Company’s executive plans and compensation programs is included in the Jones Lang LaSalle Incorporated Proxy Statement for the 2016 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 15, 2016.

CEO Employment Agreement with Mr. Ulbrich
The Committee has also approved an employment letter agreement between the Company and Mr. Ulbrich with respect to his anticipated employment as President and Chief Executive Officer, reporting to the Board (the “CEO Employment Agreement”) and commencing October 1, 2016 (the “Commencement Date”).
The CEO Employment Agreement provides for:

•	Beginning on the Commencement Date, an annualized gross base salary of €675,000;

•	A gross target bonus under the GEB Annual Incentive Plan for 2016 of US$5,200,000, to be prorated from the Commencement Date;

•	A target gross GEB LTIP award of US$2,500,000, to be pro-rated from the Commencement Date. Awards under the GEB LTIP are typically paid in restricted stock units (“RSUs”);

•	A one-time grant of 8,696 RSUs, to vest June 15, 2019;

•	The Company to pay for any personal tax liability that Mr. Ulbrich incurs as the result of his Chief Executive Officer role that is in excess of his liability as a full-time employee based in Germany;

•	Benefits commensurate with those provided to senior employees based in Germany;

•	Severance benefits as a member of the GEB under the Company’s Severance Pay Plan, with the right to receive severance after giving effect to a four week notice period by the Company; and

•	An agreement by Mr. Ulbrich not to solicit clients or employees of the Company for 12 months after his employment by the Company terminates for any reason.
The CEO Employment Agreement also memorializes the compensation that the Company is paying to Mr. Ulbrich during his tenure as the Company’s President, which began June 1, 2016.
The above summary of the CEO Employment Agreement is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following Exhibits are included with this Report:

10.1	Letter Agreement, dated August 23, 2016, between the Company and Colin Dyer

10.2	Letter Agreement, dated August 23, 2016, between the Company and Christian Ulbrich

99.1
News Release dated August 24, 2016, announcing Colin Dyer’s retirement as Chief Executive Officer on September 30, 2016 and the appointment of Christian Ulbrich as President and Chief Executive Officer on October 1, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2016
Jones Lang LaSalle Incorporated

By: /s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President, Global General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated August 23, 2016, between the Company and Colin Dyer
10.2	Letter Agreement, dated August 23, 2016, between the Company and Christian Ulbrich
99.1
News Release dated August 24, 2016, announcing Colin Dyer’s retirement as Chief Executive Officer on September 30, 2016 and the appointment of Christian Ulbrich as President and Chief Executive Officer on October 1, 2016